AMENDED AND RESTATED

                                CREDIT AGREEMENT

                            dated as of May 31, 1997

                                     between

                            S & K FAMOUS BRANDS, INC.

                                       and

                                   SIGNET BANK

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


                               TABLE OF CONTENTS*

ARTICLE I
   SECTION 1.1           Definitions.....................................................................1

ARTICLE II
   SECTION 2.1           Commitment to Lend Fed Funds Loans..............................................5
   SECTION 2.2           Letters of Credit...............................................................6
   SECTION 2.3           Money Market Loans..............................................................6
   SECTION 2.4           Method of Fed Funds Borrowing...................................................8
   SECTION 2.5           Maturity of Loans...............................................................8
   SECTION 2.6           Revolving Note..................................................................8
   SECTION 2.7           Interest Rates; Payments........................................................8
   SECTION 2.8           Overdue Interest Rates..........................................................9
   SECTION 2.9           Prepayment......................................................................9
   SECTION 2.10          Funding Losses..................................................................9
   SECTION 2.11          Commitment Fees.................................................................9
   SECTION 2.12          Optional Termination or Reduction of Commitment................................10
   SECTION 2.13          Extension of Availability Period...............................................10

ARTICLE III
   SECTION 3.1           Amount.........................................................................10
   SECTION 3.2           Proceeds.......................................................................10
   SECTION 3.3           Term Note......................................................................11
   SECTION 3.4           Interest.......................................................................11
   SECTION 3.5           Voluntary Prepayments..........................................................11

ARTICLE IV
   SECTION 4.1           All Revolving Loans............................................................11
   SECTION 4.2           First Borrowing................................................................12
   SECTION 4.3           Term Loan......................................................................12

ARTICLE V
   SECTION 5.1           Authorized Representatives.....................................................13
   SECTION 5.2           Funds..........................................................................13
   SECTION 5.3           Method of Payment..............................................................13

ARTICLE VI
   SECTION 6.1           Corporate Existence And Standing...............................................13
   SECTION 6.2           Authorization and Validity.....................................................13
   SECTION 6.3           Compliance with Laws and Contracts.............................................13
   SECTION 6.4           No Governmental or Other Approvals.............................................14
   SECTION 6.5           Financial Statements...........................................................14
   SECTION 6.6           Taxes..........................................................................14
   SECTION 6.7           Litigation.....................................................................14
   SECTION 6.8           ERISA..........................................................................14
   SECTION 6.9           Defaults.......................................................................15
   SECTION 6.10          Accuracy of Information........................................................15
   SECTION 6.11          Regulation U...................................................................15

ARTICLE VII
   SECTION 7.1           Financial Reporting............................................................15
   SECTION 7.2           Use of Proceeds................................................................17
   SECTION 7.3           Consolidated Tangible Net Worth................................................17
   SECTION 7.4           Current Ratio..................................................................17
   SECTION 7.5           Ratio of Consolidated Unsubordinated Liabilities to Consolidated
                            Effective Tangible Net Worth ...............................................17
   SECTION 7.6           Fixed Charge Coverage Ratio....................................................17
   SECTION 7.7           Notice of Default..............................................................17
   SECTION 7.8           Conduct of Business and Maintenance of Existence...............................17
   SECTION 7.9           Taxes..........................................................................18
   SECTION 7.10          Insurance......................................................................18
   SECTION 7.11          Inspection.....................................................................18
   SECTION 7.12          Mergers, Acquisitions and Sale of Assets.......................................18
   SECTION 7.13          Sale of Accounts...............................................................19
   SECTION 7.14          Investments....................................................................19
   SECTION 7.15          Guaranties.....................................................................20
   SECTION 7.16          Liens..........................................................................20
   SECTION 7.17          Prepayment of Subordinated Debt................................................21
   SECTION 7.18          Purchase of Stock, Money Market Instruments....................................21

ARTICLE VIII
   SECTION 8.1           Events of Default..............................................................21
   SECTION 8.2           Acceleration and Recourse......................................................23

ARTICLE IX
   SECTION 9.1           Illegality.....................................................................23
   SECTION 9.2           Increased Cost.................................................................24

ARTICLE X
   SECTION 10.1          Notices........................................................................25
   SECTION 10.2          Term of Agreement..............................................................25
   SECTION 10.3          No Waivers.....................................................................25
   SECTION 10.4          Governing Law..................................................................25
   SECTION 10.5          Computation of Interest........................................................25
   SECTION 10.6          Expenses, Taxes. etc...........................................................25
   SECTION 10.7          Payments in Immediately Available Funds........................................26
   SECTION 10.8          Accounting Terms...............................................................26
   SECTION 10.9          Representations of the Bank....................................................26
   SECTION 10.10         Repayments in Bankruptcy.......................................................26
   SECTION 10.11         Changes, Waivers, etc..........................................................26
   SECTION 10.12         Singular and Plural............................................................27
   SECTION 10.13         Use of Defined Terms...........................................................27
   SECTION 10.14         Binding Effect of Agreement....................................................27
   SECTION 10.15         Headings.......................................................................27
   SECTION 10.16         Counterparts...................................................................27
   SECTION 10.17         Successors and Assigns.........................................................27
   SECTION 10.18         Consent to Jurisdiction........................................................28
   SECTION 10.19         Enforcement of Judgments.......................................................29
   SECTION 10.20         Service of Process.............................................................29
   SECTION 10.21         Completeness and Modification .................................................29
   SECTION 10.22         Waiver of Claims...............................................................29


Exhibit A         Revolving Note
Exhibit B         Form of Term Note
Exhibit C         Opinion of Counsel


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* This Table of Contents is not a part of the Agreement.


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         THIS AMENDED AND RESTATED CREDIT  AGREEMENT is dated as of May 31, 1997 and is by and between  S&K FAMOUS  BRANDS,  INC.,  a Virginia  corporation  (the
"Company"),   and  SIGNET  BANK,  formerly  Signet  Bank/Virginia,   a  Virginia
corporation (the "Bank"), and provides as follows:

         The Company has requested that the Bank make available to the Company the revolving loans, in the aggregate principal amount not exceeding $14,000,000 at any one time outstanding, and to then make the term loan as described in this Agreement. The Bank is willing to make such loans to the Company on the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1      Definitions.

         As used in this Agreement,

         "Agreement" means this credit agreement, as it may be amended, supplemented or modified from time to time.

         "Assignee"  shall  have the  meaning  ascribed  to such term in Section
10.17 of this Agreement.

         "Availability Period" means the period commencing on the date this Agreement becomes effective and ending on the Termination Date.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia are authorized by law to close.

         "Capitalized Lease Obligations" means the amount of the obligations of the Company and its Subsidiaries under Financing Leases which would be shown as a liability on a balance sheet of the Company or a Subsidiary, prepared in accordance with generally accepted accounting principles.

         "Commitment" means $14,000,000, as such amount may be reduced from time to time pursuant to Section 2.12.

         "Commitment Fee" has the meaning set forth in Section 2.11.

         "Company" means S&K Famous Brands, Inc., a Virginia corporation.

         "Consolidated" refers to any determination to be made for the Company and its Subsidiaries in accordance with generally accepted accounting principals, including the principles, including the principles of consolidation.

         "Default" means an event described in Article VIII.

         "Effective Tangible Net Worth" means Tangible Net Worth plus the principal amount of Subordinated Debt outstanding from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Fed Funds Loans" means a Loan made in accordance with Section 2.1 hereof.

         "Fed Funds Rate" means, for each day, that rate per annum, determined solely by the Bank, as the offered rate published by Telerate, page 12 (or by Reuters Limited, PREBON page, if Telerate is not available) (rounded upwards, if necessary, to the next higher 1/100 of 1%) for federal funds for a term of 30 days.

         "Financing   Lease"  means  any  lease  of  property   which  would  be
capitalized on a balance sheet of the Company or a Subsidiary, prepared in accordance with generally accepted accounting principles.

         "Funded Debt" means any Indebtedness of the Company or any Subsidiary which has a stated maturity more than one year after the date of determination or has a maturity which may be extended by the Company or any Subsidiary to a date more than one year after the date of determination.

         "Guaranty" means any agreement by which the Company or any Subsidiary assumes, guarantees, indorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person for borrowed money, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss.

         "Indebtedness" means the Company's and each Subsidiary's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of the property other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (c) obligations whether or not assumed and with or without recourse, secured by liens or payable out of the proceeds of production from property now or hereafter owned or acquired by the Company or any Subsidiary and (d) Capitalized Lease Obligations.

         "Interest Period" means (1) with respect to each Money Market Loan, the period commencing on the date of borrowing specified in the applicable Notice of Money Market Borrowing pursuant to Section 2.3.(d) and ending one, two, three or six months thereafter or such other period as may be agreed between the Company and the Bank, as specified in such Notice, and (2) with respect to each Fed Funds Loan, the period commencing on the date of borrowing specified in the applicable Notice of Fed Funds Borrowing pursuant to Section 2.4 and ending on the Termination Date; provided that any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "Investment" means any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business), or contribution of capital by the Company or any Subsidiary to any other person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any person made by the Company or any Subsidiary.

         "Lien" means any security interest, mortgage, pledge, line, claim, charge, encumbrance, title retention or conditional sale agreement, lessor's interest under a Financing Lease or analogous instrument, in, of or on any of the Company's or any Subsidiary's property.

         "Loan  Documents"  shall  have the  meaning  ascribed  to such  term in
Section 6.2 of this Agreement.

         "Loans" means any Loan made to the Company under this Agreement and "Loans" means all of such Loans.

         "Money Market Loan" means a Loan made in accordance with Section 2.2.

         "Notes" means the Revolving Note defined in Section 2.6 or the Term Note defined in Section 3.3, or both.

         "Notice of Borrowing" means a Notice of Fed Funds Borrowing (as defined in Section 2.4) or a Notice of Money Market Borrowing (as defined in Section 2.3).

         "Obligations" means all unpaid principal and interest under the Notes and all other obligations of the Company or any Subsidiary to the Bank arising under this Agreement or the Notes.

         "Participant"  shall have the meaning  ascribed to such term in Section
10.17 of this Agreement.

         "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

         "Plan" means a "defined benefit pension plan" as defined in Section 35 of ERISA, other than a "multiemployer plan" as defined in Section 37(A) of ERISA, as amended by the Multiemployer Pension Amendments Act of 1980, for which the Company or any Subsidiary could be held liable for Unfunded Liabilities by the Pension Benefit Guaranty Corporation.

         "Potential Default" means any event described in Article VIII which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Prime Rate" means the rate of interest publicly announced by Signet Bank in Richmond, Virginia, from time to time as its Prime Rate.

         "Refunding Loan" means a loan which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of the Loans.

         "Revolving Loans" means the Fed Funds Loans or the Money Market Loans or both.

         "Revolving  Note"  shall  have the  meaning  ascribed  to such  term in
Section 2.6 of this Agreement.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Subordinated Debt" means any Indebtedness of the Company which is subordinated to the payment of the Obligations on terms approved in writing by the Bank.

         "Subsidiary" means a corporation or other entity of which 50% or more of the voting stock or other ownership interest is owned directly or indirectly by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries, and the financial statements of which are Consolidated with those of the Company in preparing the Company's annual report to stockholders, it being understood that as of the date hereof the Company has no Subsidiaries and until the Company has a Subsidiary all references herein to Consolidated statements and figures shall refer to the Company alone.

         "Tangible Net Worth" means the sum of (i) capital stock plus paid-in-capital (less the cost of treasury shares) and (ii) surplus and retained earnings, minus (iii) any share capital discount and expenses, any write-up of assets (other than permitted by the application of generally accepted accounting principles), any aggregate excess of the carrying amount over market value of investments, any goodwill, any patents and any other intangible assets.

         "Term Note" shall have the meaning ascribed to such term in Section 3.3 of this Agreement.

         "Termination Date" means May 31, 2000, unless such date has been extended pursuant to Section 2.13.

         "Unfunded Liabilities" means with regard to any Plan, the excess of the current value of the Plan's benefits guaranteed by the Pension Benefit Guaranty Corporation under ERISA over the current value of the Plan's assets allocable to such benefits.

         "Unsubordinated Liabilities" means all amounts which would be treated as liabilities on a balance sheet prepared in accordance with generally accepted accounting principles, excluding, however, Subordinated Debt.

         "Unsubordinated   Funded   Debt"  means  all  Funded  Debt  other  than
Subordinated Debt.

         "Working Capital" means current assets minus current liabilities determined in accordance with generally accepted accounting principles.

         The foregoing definitions shall be equally applicable to both the singular and plural of the defined terms.

                                   ARTICLE II
                                    THE LOANS

         SECTION 2.1 Commitment to Lend Fed Funds Loans. Subject to the terms and conditions of this Agreement, (including, without limitation, the limitation set forth in Section 4.1(b) as to the aggregate principal amount of Revolving Loans at any time outstanding hereunder), the Bank agrees to make Fed Funds Loans to the Company from time to time during the Availability Period in an aggregate principal amount at any one time outstanding not exceeding the Commitment. Fed Funds Loans made on any one occasion shall be in the principal amount of $25,000. Within these limits, the Company may borrow under this
Section 2.1, prepay Revolving Loans to the extent permitted under Section 2.9 and reborrow during the Availability Period under this Section.

         SECTION 2.2 Letters of Credit. At the Borrower's request, the Bank may, in its discretion, issue letters of credit on the Borrower's behalf so long as all conditions pursuant to Article IV have been satisfied. The undrawn amounts of such letters of credit shall be treated as Loans hereunder for so long as the letters of credit remain outstanding, except that interest shall not accrue on such amounts until advances are made thereon and shall thereafter accrue only on the unreimbursed amount of such advances. Amounts advanced pursuant to such letters of credit shall in all respects be treated as Loans hereunder. Each such letter of credit shall be issued subject to additional terms and conditions contained in the Bank's standard letter of credit application and reimbursement agreement (which includes a letter of credit fee in addition to amounts otherwise payable hereunder), and such letters of credit shall be in form and substance satisfactory to the Bank.

         SECTION 2.3  Money Market Loans.

         (a) Parties' Option. In addition to Fed Funds Loans pursuant to Section 2.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 4.1(b) as to the aggregate principal amount of Revolving Loans at any time outstanding hereunder), from time to time the Company may request the Bank to make offers to make to the Company Revolving Loans which are designated as Money Market Loans. The Bank may, but shall have no obligation to, make such offers, and the Company may, but shall have no obligation to, accept any such offers.

         (b) Rate Quote Requests. When the Company wishes to request an offer from the Bank to make Money Market Loans, it shall notify the Bank by telephone (each such telephonic request a "Rate Quote Request") not later than 10:30 a.m. (Eastern time) on the day of the proposed borrowing (or such other time and date as the Company and the Bank shall agree), specifying:

                  (i) the proposed date of borrowing, which shall be a Business Day;

                  (ii) the amount of such borrowing, which shall be at least $1,000,000; and

                  (iii) the duration of the Interest Period or Interest  Periods
                        applicable   thereto,   subject  to  the  definition  of
                        Interest Period.

The Company may request an offer to make Money Market Loans for more than one Interest Period in a single Rate Quote Request. Each Rate Quote Request shall constitute an invitation by the Company to the Bank to submit a rate quote offering to make a Money Market Loan or Money Market Loans to which the applicable Rat Quote Request relates.

         (c) Submission of Rate Quotes. The Bank may submit a quotation responding to a Rate Quote Request (each, a "Rate Quote") containing an offer or offer to make Money Market Loans. Each Rate Quote shall be submitted to the Company by telephone not later than 11:00 a.m. (Eastern time) on the day of the proposed borrowing (or such other time and date as the Company and the Bank shall agree), specifying the interest rate or rates applicable to the Money Market Loan (or Money Market Loans) specified in the Rate Quote Request.

         (d) Acceptance of Rate Quotes and Notice of Borrowing. Not later than 11:30 a.m. (Eastern time) on the day of the proposed borrowing (or such other day and time as the Company and the Bank may agree), the Company shall notify the Bank of its acceptance or non-acceptance of the offers for the Money Market Loans submitted to it in the Rate Quotes delivered pursuant to subparagraph (c) above. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the offers of the Bank to make Money Market Loans for each Interest Period that are accepted in whole or in part; provided that:

                  (i) the principal amount of each Money Market Loan may not exceed the applicable amount set forth in the related Rate Quote Request; and

                  (ii) the principal amount of each Money Market Loan must be at least $1,000,000.

         (e)      Funding of Money Market Loans.

                  (i) Not later than 12:30 P.M. (Richmond time) on the date of each Money Market Loan, the Bank will (except as provided in subparagraph (ii) below make available the amount of such Money Market Loan, in Federal or other funds immediately available in Richmond, Virginia, by depositing the amount thereof in the general deposit account of the Company at the Bank.

                  (ii) If the Bank makes a new Money Market Loan hereunder on the day on which the Company is to repay all or any part of an outstanding Money Market Loan, the Bank shall apply the proceeds of the new Money Market Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to the Company as provided in subsection (i) of this Section, or remitted by the Company to the Bank as the case may be.

         SECTION 2.4 Method of Fed Funds Borrowing. (a) The Company shall give the Bank notice (which may be oral) (a "Notice of Fed Funds Borrowing") on or before 1:00 p.m. (Richmond time), specifying:

           (i)    the date of such Fed Funds  Loan,  which  shall be a  Business
                  Day; and

           (ii)   the amount of such Loan.

         (b) Unless the Bank determines that any applicable condition specified in this Agreement has not been satisfied, the Bank will credit the amount of each requested Revolving Loan to the general deposit account of the Company with the Bank or, at the Company's request delivered in writing not later than contemporaneously with the related Notice of Borrowing, the Bank will wire transfer immediately available funds in the amount of such Revolving Loan to such other bank account of the Company as may be specified in such request.

         SECTION 2.5 Maturity of Loans. Each Revolving Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto.

         SECTION 2.6 Revolving Note. The Revolving Loans shall be evidenced by a single Revolving Note of the Company substantially in the form of Exhibit A (the "Revolving Note") payable to the order of the Bank in an amount equal to the aggregate unpaid principal amount of the Revolving Loans. The Bank shall record, and prior to any transfer of the Revolving Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Revolving Loan and the date and amount of each payment of principal made by the Company with respect thereto; provided, however, that any failure by the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Revolving Loans in accordance with the terms hereof and of the Revolving Note. The Bank is hereby irrevocably authorized by the Company so to endorse the Revolving Note and to attach to and make a part of the Revolving Note a continuation of any such schedule as and when required.

         SECTION 2.7 Interest Rates; Payments. (a) The Fed Funds Loans shall bear interest on the outstanding principal balance thereof for each day at a fluctuating rate per annum, calculated in accordance with Section 10.5, equal to the lower of (i ) the Prime Rate; or (ii) the sum of the Fed Funds Rate plus three quarters of one percent (3/4%) (the Prime Rate and the Fed Funds Rate are individually referred to as an "Index"). Each change in the interest rate affecting the Revolving Loans shall be effective as of the opening of business on the effective date of each change in the lower applicable Index. Payments of interest shall be made monthly, on the first day of each calendar month commencing July 1, 1997, and continuing until the Revolving Note has been repaid in full. The Prime Rate is a rate set by the Bank in Richmond, Virginia, based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to other customers at, above, or below the Prime Rate.

         (b) Interest on each Money Market Loan shall be payable on the last day of the Interest Period applicable thereto, and if any Interest period is longer than 30 days, then 30 days after the first day thereof.

         SECTION 2.8 Overdue Interest Rates. Any overdue principal of and, to the extent permitted by law, overdue interest on any Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the rate of 1% plus the interest rate then in effect for such Loan.

         SECTION 2.9 Prepayment. Money Market Loans may not be prepaid prior to the end of the Interest Period applicable thereto. The Company may at any time prepay Fed Funds Loans in whole or in part without premium or penalty, provided such prepayment is in the aggregate amount of $25,000 or any higher integral multiple of $25,000.

         SECTION 2.10 Funding Losses. If the Company makes any payment of principal with respect to any Money Market Loan on any day other than the last day of an Interest Period applicable thereto, or if the Company fails to borrow any Money Market Loan after the related Notice of Borrowing therefor has been given to the Bank, the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment; provided that the Bank shall have delivered to the Company a certificate as to the amount of any loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.11 Commitment Fees. The Company hereby agrees to pay to the Bank an annual commitment fee in an amount equal to 13/100ths of one percent (0.13%) of the Commitment (the "Commitment Fee"), payable in equal quarterly installments in arrears, with the first of said installments due on September 1, 1997, and the remaining installments due and payable on the first day of each December, March, June and September thereafter. In the event the Commitment is available to the Company for a period less than a full calendar quarter, the Company agrees to pay to the Bank a pro-rata portion of the aforesaid quarterly installment based on the number of days in the calendar quarter the Commitment is available to the Company. In the event, pursuant to Section 2.12, the Commitment is reduced during any calendar quarter, the Company agrees to pay to the Bank a pro-rata portion of the aforesaid quarterly installment based on the actual amount of the Commitment available to the Company for each day in such calendar quarter. The obligation of the Company to pay the Commitment Fee shall terminate upon the termination of the Commitment.

         SECTION 2.12 Optional Termination or Reduction of Commitment. The Borrower may, upon at least 2 Business Days' notice to the Bank, (i) terminate the Commitment at any time or (ii) reduce by $1,000,000 or any larger multiple thereof the aggregate amount of the Commitment in excess of the aggregate outstanding amount of the Revolving Loans. If the Commitment is terminated in its entirety, any accrued Commitment Fee shall be payable on the effective date of such termination.

         SECTION 2.13 Extension of Availability Period. The Availability Period shall expire automatically unless the Borrower makes a written request to the Bank not later than 90 days prior to expiration of the Availability Period requesting an extension of the Availability Period and such request is approved by the Bank prior to expiration of the Availability Period. The right of the Bank not to extend the Availability Period shall be unconditional and within its sole discretion, notwithstanding that no Event of Default exists under this Agreement.

                                   ARTICLE III
                                    TERM LOAN

         SECTION 3.1 Amount. The Bank agrees to make a term loan (the "Term Loan") to the Company on the Termination Date, in a principal amount equal to the amount of the Revolving Note outstanding on such date, or any part thereof, as may be specified orally in advance by the Company. Upon the making of the Term Loan, the Commitment shall terminate.

         SECTION 3.2 Proceeds. The proceeds of the Term Loan shall be applied first to payment of the Revolving Note. Any unpaid balance of such Revolving Note thereafter remaining, together with accrued interest, shall be
contemporaneously   paid  by  the  Company  to  the  Bank.  Upon  expiration  or termination of the Commitment and payment by the Company of all obligations on the Revolving Note Company held by the Bank, the Bank shall deliver the Revolving Note to the Company with a notation that it has been canceled.

         SECTION 3.3 Term Note. On the Termination Date the Company shall deliver to the Bank a note in the form of Exhibit B attached hereto (the "Term Note") dated such date and in a principal amount equal to the principal amount of the Term Loan to be made by the Bank. The principal of the Term Note shall be payable in sixteen (16) consecutive equal quarterly installments on the first day of each quarter (December, March, June and September) commencing the first day of the month following the first quarter after the Termination Date with the final installment due within 4 years of the Termination Date when the unpaid principal amount and all accrued and unpaid interest on the Term Note shall be payable in full.

         SECTION 3.4 Interest. The Term Note shall bear interest calculated in accordance with Section 10.5 hereof from the date thereof on the unpaid principal balance from time to time outstanding at a per annum rate equal to (i) the Prime Rate, adjusted from time to time on the day of any change in such Prime Rate or (ii) the Feds Funds Rate plus one percent (1%), as selected by the Company. Accrued interest on the Term Note shall be paid monthly on the first day of each month commencing on the first day of the month following the Termination Date.

         SECTION 3.5 Voluntary Prepayments. The Company may make full or partial prepayments for application to the Term Note without premium or penalty, provided that (i) the Company pays accrued interest on the principal prepaid to the date of prepayment, and (ii) any partial prepayment shall be in an aggregate principal amount equal to $25,000 or any higher integral multiple of $25,000. Each partial prepayment shall be applied first to the payment of accrued interest and then to installments of principal in the inverse order of maturity.

                                   ARTICLE IV

           CONDITIONS PRECEDENT TO CLOSING AGREEMENT AND MAKING LOANS

         The obligation of the Bank to make a Loan is subject to the satisfaction of the following conditions:

         SECTION 4.1  All Revolving Loans.  In the case of each Revolving Loan:

         (a) receipt by the Bank of a Notice of Borrowing as required by Section 2.3(d) or 2.4, as the case may be;

         (b)  the  fact  that,   immediately  after  such  Loan,  the  aggregate
outstanding principal amount of the Revolving Loans will not exceed the Commitment;

         (c) the fact that immediately after such Loan, no Potential Default (or in the case of a Refunding Loan, Default or Potential Default under Section 8.1(b) has occurred and is continuing or would result from such loan;

         (d) the fact  that the  representations  and  warranties  contained  in
Article VI hereof (except, in the case of a Refunding Loan, the representations and warranties set forth in Sections 6.6, 6.7, 6.8, 6.9, 6.10 and in the second sentence of Section 6.5), shall be true and correct on and as of the date of the proposed Loan as though made on and as of such date; and

         (e) no change shall have occurred in any law or regulation thereunder or interpretation thereof which in the opinion of counsel for the Bank would make it illegal for the Bank to make the Loans as provided herein.

         SECTION 4.2 First Borrowing. In the case of the first Revolving Loan:

         (a) receipt by the Bank of a duly executed Revolving Note, dated on or before the date of such Loan, complying with the provisions of Section 2.6;

         (b) receipt by the Bank of an opinion addressed to the Bank from Messrs. McGuire, Woods, Battle & Boothe, counsel for the Company, substantially in the form of Exhibit C attached hereto; and

         (c) receipt by the Bank of such other documents as the Bank shall require, all in form and substance satisfactory to the Bank, including, without limitation, appropriate corporate resolutions and certificates of incumbency.

         SECTION 4.3 Term Loan. Prior to making the Term Loan, the Bank shall receive an appropriately completed and executed Term Note, and the following conditions shall have been satisfied:

         (a) no event shall have occurred and be continuing or condition shall exist, or would result from the proposed Loan, which constitutes or, with lapse of time or the giving of notice, or both, would constitute a Default (as defined in Section 8.1); and

         (b) no change shall have occurred in any law or regulation thereunder or interpretation thereof which in the opinion of counsel for the Bank would make it illegal for the Bank to make the Loans as provided herein.


                                    ARTICLE V
                              BORROWING PROCEDURES

         The following procedures shall be applicable to each Revolving Loan.

         SECTION 5.1 Authorized Representatives. The Company shall certify to the Bank the name, title and true signature of each officer of the Company authorized to sign the Notes and give Notice of Borrowing hereunder. The Bank may conclusively rely on such certification until it receives written notice to the contrary from the Company.

         SECTION 5.2 Funds. The Bank shall make available to the Company on the date of borrowing the amount of such borrowing in immediately available funds at its main office in Richmond, Virginia, during its normal business hours.

         SECTION 5.3 Method of Payment All payments of principal, interest and fees shall be made by the Company to the Bank in immediately available funds and in U. S. Dollars.


                                   ARTICLE VI
                          REPRESENTATION AND WARRANTIES

         The Company represents and warrants to the Bank, as of the date of this Agreement, that

         SECTION 6.1 Corporate Existence And Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Virginia and the Company has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and whether failure to have such authority would have a material adverse effect on the Company.

         SECTION 6.2 Authorization and Validity. The execution and delivery by the Company of this Agreement and the Notes (together, the "Loan Documents") have been duly authorized by proper corporate proceedings and this Agreement and the Revolving Note constitute, and the Term Note when executed and delivered for value will constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors' rights generally and by usual equity principles.

         SECTION 6.3 Compliance with Laws and Contracts. Neither the execution and delivery by the Company of the Loan Documents, the consummation of the transactions herein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the Company's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company is a party or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement.

         SECTION 6.4 No Governmental or Other Approvals. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby do not require any approval or consent of, or filing or registration with, any governmental agency, stockholders, or any other party, except for the filing of this Agreement with the Securities and Exchange Commission as an exhibit to any report of the Company pursuant to ss.13 of the Securities Exchange Act of 1934.

         SECTION 6.5 Financial Statements. The financial statements of the Company contained in the Company's Form 10-K Annual Report for the fiscal year ended January 25, 1997, and in the Company's 10-Q Quarterly Report for the fiscal quarter ended April 26, 1997, filed with the Securities and Exchange Commission, copies of which have been heretofore delivered to the Bank, were prepared in accordance with generally accepted accounting principles in effect on the dates such statements were prepared and fairly present the financial condition of the Company at the dates of such statements and the results of its operations for the periods then ended. No material adverse change in the condition of the Company as shown on such financial statements has occurred since the dates thereof.

         SECTION 6.6 Taxes. The Company has filed all United States Federal income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any taxes or other governmental charges are adequate.

         SECTION 6.7 Litigation. There is no litigation or proceeding pending or, to the knowledge of any of its officers, threatened against the Company which might materially adversely affect the condition of the Company or the ability of the Company to perform the Obligations.

         SECTION 6.8 ERISA. As of the date of this Agreement, the Company does not maintain or contribute to a "multiemployer plan" as defined in Section 37(A) of ERISA, as amended in 1980 or any Plan. The Company is not in the process of terminating any Plan. To the best of the Company's knowledge and belief, no fact, including any event described in Section 4043 of ERISA (a "Reportable Event"), exists in connection with any Plan which might constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or the appointment by the appropriate United States district court of a trustee to administer any Plan.

         SECTION 6.9 Defaults. No Default or Potential Default has occurred and is continuing. The Company is not in default in respect of any of its Indebtedness for borrowed money and no holder of any such Indebtedness has given notice of an asserted default thereunder. No liquidation, dissolution or other winding up of the Company and no bankruptcy or similar proceedings relative to the Company are pending or, to the Company's knowledge, threatened.

         SECTION 6.10 Accuracy of Information. No information, exhibit or report furnished by the Company to the Bank in connection with the negotiation of the Loan Documents contains any untrue statement of a material fact or Omits to state a material .act necessary to make the statements contained therein in the light of the circumstances under which they were made not misleading.

         SECTION 6.11 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

                                   ARTICLE VII
                                    COVENANTS
         During the term of this Agreement, and until the Obligations are paid in full, unless the Bank shall otherwise consent in writing:

         SECTION 7.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a modern system of accounting, and furnish to the Bank:

         (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by Price Waterhouse or other accountants of recognized national standing, prepared in accordance with generally accepted
accounting  principles,   consistently  applied  (except  for  changes  in  such
principles or their application as approved by such accountants), on a Consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of change in cash flow, accompanied by a certificate of such accountants that, in the course of their examination necessary for, their certification of the foregoing, they have obtained no knowledge of any Default or Potential Default, or if, in the opinion of such accountants, any Default or Potential Default shall exist, such certificate shall state the nature and status thereof;

         (b) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, Consolidated unaudited balance sheets as at the close of each such period and Consolidated profit and loss and reconciliation of surplus statements and a statement of change in cash flow for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with generally accepted accounting principles, consistently applied (except for changes in such principles or their application as approved by the Company's chief financial officer), and certified by its chief financial officer;

         (c) Together with the financial statements required under Section 7.1(a) and (b) above, a certificate, dated as of the end of the fiscal period to which the financial statements apply, signed by the Company's chief financial officer stating that to the best of his knowledge and belief there neither exists on the date of such certificate, nor existed during such period, any Default or Potential Default, or if any such Default or Potential Default existed or exists, the certificate shall specify the nature thereof, the period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

         (d) Within 90 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Plan which exceed $100,000, certified as correct by an actuary enrolled under ERISA;

         (e) As soon as possible and in any event within 10 days after the Company knows that any Reportable Event (as described in Section 4043 of ERISA) has occurred with respect to any Plan and is required to report the same to the Pension Benefit Guaranty Corporation, a statement, signed by the chief financial officer of the Company, describing such Reportable Event and the action which the Company proposes to take with respect thereto;

         (f) Promptly upon their becoming available, (i) copies of all financial statements, proxy statements and reports which the Company shall send to its stockholders, and (ii) copies of all regular and periodic financial reports, if any, which the Company shall file with the Securities and Exchange Commission, or any governmental agency or agencies substituted therefor, or any similar or corresponding governmental department, commission, board, bureau or agency, or with any national securities exchange; and

         (g) Such other information (including non-financial information) as the Bank may from time to time reasonably request.

         SECTION 7.2 Use of Proceeds. The Company will use the proceeds of the Loans only for working capital and other general corporate purposes.

         SECTION 7.3 Consolidated Tangible Net Worth. The Company will maintain Consolidated Tangible Net Worth (i) for the fiscal year beginning January 25, 1997, of not less than $40,500,000 and (ii) for each fiscal year thereafter, of not less than $40,500,000 plus eighty percent (80%) of each successive year's net income. In no event, however, shall the Consolidated Tangible Net Worth as calculated herein be reduced in the event of any net loss for any fiscal year.

         SECTION 7.4 Current Ratio. The Company will maintain as of the end of each of its fiscal quarters a ratio of Consolidated current assets to Consolidated current liabilities of not less than 2.5 to 1. For purposes of this ratio, the principal amount of Loans outstanding hereunder and the principal amount of loans outstanding under the credit agreement dated as of August 31, 1990 between the Company and Crestar Bank (in each case, except the current portion thereof) shall be classified as Funded Debt.

         SECTION 7.5 Ratio of Consolidated Unsubordinated Liabilities to Consolidated Effective Tangible Net Worth. The Company will maintain at the end of each fiscal quarter a ratio of Consolidated Unsubordinated Liabilities to Consolidated Effective Tangible Net Worth of not greater than 1.25 to 1.

         SECTION 7.6 Fixed Charge Coverage Ratio. The Company will not, nor will it permit any Subsidiary to, permit, as of the end of each fiscal quarter, the ratio of (a) the sum of profit before tax, non-cash charges, interest expense (including interest on Capitalized Lease Obligations) and operating lease payments (all for the four most recent fiscal quarters ending prior to the quarter in which the determination is made) to (b) the sum of interest expense (including interest on Capitalized Lease Obligations), operating lease payments, Capitalized Lease Obligations and payments due on Funded Debt for the four ensuing fiscal quarters (including the quarter in which the determination is made), and one (1) times cash dividends for the four most recent fiscal quarters, to be less than 1.25 to 1.

         SECTION 7.7 Notice of Default. The Company will and will cause each Subsidiary to give prompt notice in writing to the Bank of the occurrence of any Default or Potential Default and of any other development, financial or otherwise, which might materially and adversely affect its business, properties or affairs or the ability of the Company to perform the Obligations.

         SECTION 7.8 Conduct of Business and Maintenance of Existence. The Company will and will cause each Subsidiary to carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and related fields; and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite governmental authority to conduct its business in each jurisdiction in which failure to maintain such authority would have a material adverse effect on the Company. Notwithstanding the above, a Subsidiary may be dissolved if the continued existence of such Subsidiary is not material to the business or consolidated financial condition of the Company and its remaining Subsidiaries.

         SECTION 7.9 Taxes. The Company will and will cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         SECTION 7.10 Insurance. The Company will and will cause each Subsidiary to maintain insurance in such amounts and covering such risks as is consistent with sound business practice.

         SECTION 7.11 Inspection. The Company will and will cause each Subsidiary to permit the Bank by its representatives and agents and at its expense, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of account and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers at such reasonable times in intervals as the Bank may designate.

         SECTION 7.12 Mergers, Acquisitions and Sale of Assets. The Company will not, nor will it permit any Subsidiary to:

         (a) Merge or consolidate with or into any other Person;

         (b) lease, sell or otherwise dispose of all, or a substantial portion of, its property, assets or business to any other Person; or

         (c) lease, purchase or otherwise acquire all, or a substantial portion of, the property, assets or business of any other Person, except that (i) any wholly-owned Subsidiary may merge with, or transfer its assets to, another wholly-owned Subsidiary or to the Company, (ii) the Company may merge or consolidate with another Person if the Company is the surviving entity and if, after giving effect to the merger or consolidation, there would exist no Default or Potential Default hereunder, (iii) assets may be leased, sold or otherwise disposed of provided such assets are not material to the business or Consolidated financial condition of the Company and its Subsidiaries, (iv) the Company may purchase or acquire its inventory from a Person even if such inventory constitutes all or a substantial portion of the property, assets or business of such Person, (v) inventory may be sold in the ordinary course of business of the Company or any Subsidiary, and (vi) sales, lease or other dispositions in any fiscal year of the Company in an aggregate amount for the Company and all Subsidiaries not to exceed $2,000,000 shall be permitted.

         SECTION 7.13 Sale of Accounts. The Company will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, having an aggregate face value of more than $400,000.

         SECTION 7.14 Investments. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, except:

         (a) Short-term obligations of, or fully guaranteed as to interest and principal by, the United States of America.

         (b) Commercial paper of any Person rated at least A2 by Standard and Poor's or P2 by Moody's Investors Service, Inc.

         (c) Demand deposit accounts maintained in the ordinary course of its business, or that of its Subsidiaries.

         (d) Certificates of deposit issued by commercial banks having capital and surplus in excess of $100,000,000.

         (e) Investments in Subsidiaries, if, after giving effect thereto, there would exist no Default or Potential Default hereunder.

         (f) Repurchase of the Company's outstanding shares, if, after giving effect thereto, there would not exist any Default or any Potential Default hereunder.

         (g) Notes or other securities of any Person issued in connection with any disposition of assets permitted by this Agreement.

         (h) Any other Investments which, in the aggregate, are less than 5% of the Consolidated Tangible Net Worth of the Company and its Subsidiaries.

         SECTION 7.15 Guaranties. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Guaranties, other than for the benefit of the Bank (which includes the Company's guaranty of loans made by the Bank to officers of the Company), except (a) by endorsement of instruments for deposit or collection in the ordinary course of business and (b) the guaranty by the Company of the obligations of any Subsidiary or issuing authority in connection with any industrial revenue bonds issued to finance the purchase or construction of facilities to be purchased by or leased to the Company or any Subsidiary.

         SECTION 7.16 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien, except,

         (a)      Those in favor of the Company by its Subsidiaries.

         (b) Those for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

         (c) Those imposed by law, such as liens in favor of lessors for distraint and similar remedies and carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due, or, if the same are more than 90 days past due, if they are being contested in good faith and by appropriate proceedings.

         (d)  Those   arising  out  of  pledges  or  deposits   under   worker's
compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (e) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the salability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

         (f) Liens and charges for maintenance, repairs and operation of facilities owned or leased by the Company or its Subsidiaries or used in connection therewith, arising under joint easement and maintenance agreements, reciprocal easement agreements or similar documents governing the use or occupancy of such facilities.

         (g) Judgment liens not in existence for a period longer than 60 days after the creation thereof, or, if a stay of execution shall have been obtained, for a period longer than 60 days after the expiration of such stay.

         (h) Lessors' interest under Financing Leases.

         (i) Liens securing the purchase or deferred price of fixed assets if the Lien extends only to the property acquired.

         (j) Equitable liens in favor of dissenting shareholders of acquired corporations for the fair market value of their shares of stock of such corporations.

         (k) Liens in addition to those permitted above securing an aggregate amount not exceeding 1% of the Consolidated Tangible Net Worth of the Company and its Subsidiaries at any one time.

         (l) Liens securing the repayment of indebtedness evidenced by two (2) industrial development bonds issued by the Industrial Development Authority of the County of Henrico, Virginia, the first in the original principal amount of $3,000,000 dated December 1, 1983, and the second in the original principal amount of $1,500,000 dated November 1, 1984.

         SECTION 7.17 Prepayment of Subordinated Debt. The Company will not, nor will it permit any Subsidiary to, prepay, in whole or in part (or upon the occurrence and continuation of a Default, repay), the principal amount of any of its Subordinated Debt without the prior written consent of the Bank.

         SECTION 7.18 Purchase of Stock, Money Market Instruments . The Company will not, nor will it permit any Subsidiary to, extend credit to others for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve system) or use any of the proceeds of the Loans made under this Agreement to purchase or carry any "margin stock", or to invest in money market investments of the Bank or any of its affiliates.


                                  ARTICLE VIII
                                    DEFAULTS

         SECTION 8.1 Events of Default. The occurrence of any one or more of the following events shall constitute a Default:

         (a) Any material representation or warranty made by the Company to the Bank under or in connection with any Loan Document shall be materially false as of the date on which made.

         (b) Nonpayment of principal of or interest on any of the Notes or of the Commitment Fee within 10 days after the same becomes due.

         (c) The breach by the Company of any of the terms or provisions of Sections 7.2, 7.3, 7.5, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16 or 7.17.

         (d) The breach by the Company (other than a breach which constitutes a Default under Sections 8.1(a), (b), or (c)) of any of the other terms or provisions of this Agreement which is not remedied within 45 days (or, in the case of Section 7.4, 30 days) after written notice from the Bank.

         (e) Failure of the Company or any Subsidiary to pay any Indebtedness in a principal amount exceeding $400,000 when due, including any grace period permitted under the terms of such Indebtedness.

         (f) The Company or any Subsidiary shall (i) not pay, or admit in writing its inability to pay, its debts generally as they become due, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property,
(iv) institute any proceeding seeking to adjudicate it insolvent, or seeking a decree or order for relief in bankruptcy or dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.1(f), or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(g).

         (g) Without the application, approval or consent of the Company or any Subsidiary, a receiver, custodian, trustee, examiner.' liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of its property, or a proceeding described in Section 8.1.6(d) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

         (h) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the property of the Company or any Subsidiary which is material to the conduct of the business of the Company and the Subsidiaries on a Consolidated basis and for which the Company does not receive fair market compensation therefor.

         (i) The Company or any Subsidiary shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $400,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         (j) The Unfunded Liabilities of all Plans shall exceed in the aggregate $500,000.

         SECTION 8.2 Acceleration and Recourse. Upon the occurrence of any event described in Section 8.1 hereof, the Bank may, at its option, by notice of default given to the Company, terminate the Bank's Commitment and, if Loans are then outstanding, declare the then outstanding Note to be forthwith due and payable, whereupon the principal amount of such Note together with accrued interest thereon shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Company. The Bank shall have the right to offset the amount owed by the Company hereunder or under any other obligation to the Bank against any account, checking, savings or otherwise, which the Company may have with the Bank, or against any amounts owed by the Bank in any capacity to the Company, whether or not due, and the Bank shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of a Default hereunder even though such charge is made or entered on the Bank's books subsequent thereto. The Bank agrees to use its best efforts to notify the Company of the exercise of such right of offset, but the failure to give any such notice shall not subject the Bank to any liability.


                                   ARTICLE IX
                             CHANGE IN CIRCUMSTANCES
                            AFFECTING FED FUNDS LOANS

         SECTION 9.1 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund the Fed Funds Loans and the Bank shall so notify the Company, whereupon until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Fed Funds Loans shall be suspended. If such notice is given, all Fed Funds Loans made after the date of such notice shall bear interest at the applicable Prime Rate less 1/2%.

         SECTION 9.2 Increased Cost. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) shall subject the Bank to any tax, duty or other charge with respect to the Loans, the Notes or its obligation to make the Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal executive office is located);

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve system against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank any other condition affecting the Loans, the Notes or its obligation to make the Loans; or

         (iii) has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), and the result of any of the foregoing is to increase the cost to the Bank or making or maintaining any Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Notes with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.


                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1 Notices. All written notices hereunder shall be deemed to have been given (a) when delivered at the address specified on the signature pages hereto or (b) three calendar days after the same shall have been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or (c) when delivered to the telegraph company addressed to such party at its address set forth on the signature pages hereto, or in any event at any other address specified in writing to the person giving such notice.

         SECTION 10.2 Term of Agreement. This Agreement shall continue in effect so long as any Commitment, Loan, Note or obligation of the Company for any interest shall be outstanding.

         SECTION 10.3 No Waivers. No failure or delay by the Bank in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         SECTION 10.4 Governing Law. This Agreement and each Note shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

         SECTION 10.5 Computation of Interest. Interest shall be calculated daily on the unpaid principal balance of the outstanding Notes and shall be computed on the basis of a year of 365 days and paid for the actual number of days for which due. Such daily computation shall not be compounded. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment becomes due on a day on which banks generally in Richmond, Virginia are required or permitted by law to remain closed, such payment may be made on the next succeeding day on which such banks are open, and such extension shall be included in computing interest in connection with such payment.

         SECTION 10.6 Expenses, Taxes, etc. The Company agrees to pay all reasonable out-of-pocket expenses of the Bank and the reasonable fees and expenses of counsel to the Bank, in connection with the preparation of all documentation in connection with this Agreement (including, without limitation, any such fees and expenses incurred by the Bank in connection with an amendment made pursuant to Section 10.11 hereof), the Loans and the enforcement thereof, whether or not any Loans are made. The Company agrees to indemnify the Bank from and hold it harmless against, any taxes, charges or penalties (other than in respect of taxes imposed upon or measured by the income of the Bank) imposed by any governmental authority by reason of the execution and delivery of this Agreement or the issuance or the acquisition of the Notes or the making of any Loans unless any such tax, charge or penalty shall be the result of the negligence or misconduct of the Bank. In the event that the Bank shall retain at any time an attorney to collect, enforce or protect its interest with respect to this Agreement, any Loan or any Note, the Company shall pay all of the costs and expenses of such collection, enforcement or protection, including reasonable fees of attorneys, and the Bank may take judgment for all such amounts.

         SECTION 10.7 Payments in Immediately Available Funds. All payments required of the Company or the Bank under this Agreement or under a Note shall be made in funds immediately available to the Bank at the prescribed place of payment.

         SECTION 10.8 Accounting Terms. Unless expressly otherwise defined in this Agreement, all accounting terms shall be defined, and all account computations shall be made, in accordance with generally accepted accounting principles.

         SECTION 10.9 Representations of the Bank. The Bank represents and warrants to the Company that neither the Bank nor anyone acting on behalf of the Bank has directly or indirectly offered any interest hereunder or the right to purchase the Notes or any interest therein or solicited any offer to buy any thereof, or otherwise negotiated with respect thereto, with anyone other than the Company and the Bank. The Bank represents and warrants to the Company that the Bank has no intention of participating and covenants that it will participate with respect to the Loans only if and to the extent that such participation is permitted under applicable state and federal securities laws and the rules and regulations issued thereunder.

         SECTION 10.10 Repayments in Bankruptcy. In the event any amount of the indebtedness of the Company to the Bank hereunder is paid by the Company and because of bankruptcy or other laws relating to creditors' rights the Bank repays any such amounts to the Company or to any trustee, receiver or otherwise, then the amounts so repaid shall again become part of the Loans payable by the Company.

         SECTION 10.11 Changes, Waivers, etc This Agreement may not be amended or terminated, nor any term hereof waived, orally, but only by a statement in writing signed by the parties hereto.

         SECTION 10.12 Singular and Plural. Terms in the singular number shall include the plural and those in the plural shall include the singular.

         SECTION 10.13 Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in the Notes and in other documents delivered pursuant to this Agreement, unless the context shall otherwise require.

         SECTION 10.14 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, the Bank and their respective successors and assigns, provided that the Company may not assign or transfer its rights hereunder.

         SECTION 10.15 Headings. Headings and captions have been inserted for convenience only and shall not be construed as limiting or affecting in any way the provisions of the Agreement.

         SECTION 10.16 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if such signatures were upon the same instrument.

         SECTION 10.17 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

         (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Commitment or in any or all of the Loans or any Note. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Company, the Bank shall remain responsible for the performance of its obligations hereunder, and the Bank shall continue to deal solely and directly with the Company in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participation interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement which would have the effect of increasing, decreasing or extending the Commitment or subjecting the Bank to any additional obligation, reducing the principal of or rate of interest on any Loan, postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under the Notes or of extending the Availability Period without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) The Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and the Bank, with (and subject to) the consent of the Company; provided that if an Assignee is an affiliate of the Bank, no such consent shall be required. Upon execution and delivery of such an instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall become a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Company certification as to exemption from deduction or withholding of any United States federal income taxes.

         (d) The Bank may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of the Bank's rights shall be entitled to receive any greater payment under Section 9.3 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent.

         (f) The Bank may furnish any information concerning the Company in its possession from time to time to Assignees and Participants (including prospective Assignees and Participants) and may furnish such information in response to credit inquiries consistent with general banking practice.

         SECTION 10.18 Consent to Jurisdiction. The Company irrevocably submits to the jurisdiction of any Virginia State or federal court sitting in the County of Henrico, Virginia, over any suit, action, or proceeding arising out of or relating to this Agreement. The Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 10.19 Enforcement of Judgments. The Company agrees that a judgment in any suit, action or proceeding referred to in Section 10.18 brought in any such court shall be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the Commonwealth of Virginia (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

         SECTION 10.20 Service of Process. The Company consents to process being served in any suit, action or proceeding referred to in Section 10.18 by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Company's address specified in or designated pursuant to
Section 10.1. The Company agrees that such service (a) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (b) shall be taken and held to be valid personal service upon and personal delivery to the Company.

         SECTION 10.21 Completeness. This Agreement constitutes the entire agreement between the parties hereto as to the transactions contemplated hereby and supersedes all prior discussions, understandings of agreements between the parties hereto.

         SECTION 10.22 Waiver of Claims. As part of the consideration to the Bank herein, the Borrower waives any claims and all other defenses of every nature whatsoever they may have with respect to this Agreement or the Notes.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                S & K FAMOUS BRANDS, INC.


                                By:_____________________________________________
                                   Robert E. Knowles
                                   Executive Vice President and
                                   Chief Financial Officer

                                    Address:          11100 West Broad Street
                                                      P. 0. Box 31800
                                                      Richmond, Virginia 23294-1800

                                                      Attn:    Executive Vice President and Chief Financial
                                                      Officer

                                    With a copy to:   McGuire, Woods, Battle & Boothe, LLP
                                                      One James Center
                                                      Richmond, Virginia  23219

                                                      Attn:  Robert L. Burrus, Jr.


                                SIGNET BANK (formerly Signet Bank/Virginia)


                                By:_______________________________________
                                   R. Matthew Hall
                                   Senior Vice President


                                    Address:          800 East Main Street
                                                      P. 0. Box 25970
                                                      Richmond, Virginia 23260

                                                      Attn:    Capital Commercial Division

                                                                       EXHIBIT A

                       AMENDED AND RESTATED REVOLVING NOTE

$14,000,000.00                                                Richmond, Virginia
                                                                     May 31,1997

         FOR VALUE RECEIVED, S&K FAMOUS BRANDS, INC,, a Virginia corporation (the "Borrower'), hereby promises to pay to the order of SIGNET BANK (the "Bank") at its main office, in Richmond, Virginia, in lawful money of the United States, the principal sum of Fourteen Million and No/100 Dollars ($14,000,000.00) or the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement hereinafter referred to, which ever is less (the "Principal"). The Borrower further promises to pay interest on the first day of each month from the date hereof, commencing July 1, 1997, and on May 31, 2000 on the amount of the Principal from time to time outstanding during the period beginning on the date hereof and continuing until the Note is paid in full, at the rate or rates provided for in the Credit Agreement, Interest payable hereunder shall be calculated on the basis of a 365-day year and paid for the actual number of days for which due.

         This Note is the Revolving Note issued pursuant to the provisions of a certain Amended and Restated Credit Agreement dated as of May 31, 1997, as amended from time to time, between the Borrower and the Bank (herein, as the same may from time to time be amended, referred to as the "Credit Agreement"), and is issued in substitution of a certain Revolving Note dated July 15, 1996, made by the Borrower and payable to the order of the Bank.

         This Note is subject to prepayment, in whole or in part, as specified in the Credit Agreement. In case of Default, as defined in the Credit Agreement, shall occur and be continuing, in the manner and with the effect provided in the Credit Agreement, and the Borrower hereby agrees to pay all costs and expenses in connection therewith, including reasonable attorney's fees, as provided in the Credit Agreement.

         The Borrower and all guarantors, endorsers and pledgors hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance and performance of this Note.

         The Bank is hereby authorized to maintain records of the date and amount of each Revolving Loan, the date and amount of any payment of principal or interest and the principal balance then remaining unpaid hereon. The Borrower hereby agrees that the amount so evidenced shall, for all purposes, constitute prima facie evidence thereof.

         This Note shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

                      [Signature appears on following page]

         IN WITNESS WHEREOF the Borrower has caused its corporate name to be signed by its duly authorized officer under seal as of the day and year first above written.

                                S&K FAMOUS BRANDS, INC.


                                By:____________________________[SEAL]
                                Title:__________________________

                                                                       EXHIBIT B

                                FORM OF TERM NOTE

$                                                             Richmond, Virginia
                                                                  May 31, ______

         FOR VALUE RECEIVED S&K FAMOUS BRANDS, INC., a Virginia corporation (the "Borrower"), hereby promises to pay to the order of SIGNET BANK (the "Bank") at its main office, in Richmond, Virginia, in lawful money of the United States, the principal sum of Dollars __________________________($____________ (the
"Principal"), in sixteen consecutive equal quarterly installments of principal of _________________________ Dollars (__________) each, commencing on July 1,
____ and continuing on the first day of each month thereafter (each of such date being hereinafter referred to as a "Quarterly Payment Date") and one final payment of principal of _______________________ Dollars ($____________ on May
31, _____ (the "Final Payment Date") when the entire unpaid Principal and accrued interest thereon shall be paid in full. The Borrower hereby further promises to pay interest from the date hereof on the amount of Principal from time to time outstanding at a rate per annum which at all times shall be equal to (i) the Payee's announced prime rate in effect from time to time (the "Prime Rate"), such interest to be payable monthly on the first day of each month commencing July 1, , and on the Final Payment Date. Interest shall continue to accrue on this Note after maturity at the rate set forth above and shall then be payable on demand of the holder of this Note. Any change in the Prime Rate shall result in a change on the same day in the rate of interest to accrue thereafter on the unpaid Principal of this Note at the time outstanding. Interest payable hereunder shall be calculated on the basis of a 365- day year and paid for the actual number of days for which due.

         This Note is issued pursuant to the provisions of a certain Amended and Restated Credit Agreement dated as of May 31, 1997, as amended from time to time, between the Borrower and the Bank (the "Credit Agreement").

         This Note is subject to prepayment, in whole or in part, as specified in the Credit Agreement, In case of Default, as defined in the Credit Agreement, shall occur and be continuing, in the manner and with the effect provided in the Credit Agreement, and the Borrower hereby agrees to pay all costs and expenses in connection therewith, including reasonable attorney's fees, as provided in the Credit Agreement.

         The Borrower and all guarantors, endorsers and pledgors hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance and performance of this Note.

         This Note shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Borrower has caused its corporate name to be signed by its duly authorized officer under seal as of the day and year first above written.

                                S&K FAMOUS BRANDS, INC.


                                By:____________________________[SEAL]
                                Title:__________________________

                                                                       EXHIBIT C

                                  MCGUIRE WOODS
                               BATTLE & BOOTHE LLP
                                One James Center
                              901 East Cary Street
                          Richmond, Virginia 23219-4030


                                  May 27, 1997


Signet Bank
800 East Main Street
P.O. Box 2S339
Richmond, Virginia 23260

Ladies and Gentlemen:

         We have acted as counsel for S & K Famous Brands, Inc., a Virginia corporation (the "Company"), in connection with the execution and delivery of the Amended and Restated Credit Agreement dated as of May 31, 1997, (the "Credit Agreement"), between the Company and you. At the request of the Company, we are rendering to you this opinion, delivery of which is required by Section 4 of the Credit Agreement.

         We have examined originals or copies, which have been identified to our satisfaction, of such documents, instruments, certificates and opinions as we have deemed necessary in order to render the opinions herein expressed. We assumed that all such documents, instruments, certificates and opinions are authentic and that the signatures affixed thereto are genuine.

         We call to your attention that, although this firm represents the Company on a regular basis, our knowledge of its affairs is limited to specific matters as to which we have been consulted by the Company. Matters of a legal nature may exist, that would have a bearing on the Company's financial Condition, with respect to which we have not been consulted. We do not purport to be qualified as attorneys in any states other than Virginia and no opinion herein is expressed on the basis of the laws of any other state.

         Based   upon  the   foregoing   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

         1. The Company (i) is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Virginia and (ii) has all requisite corporate power to own its property and conduct its business as presently conducted and described in the Company's Form 10-K Annual Report for the fiscal year ended January 25, 1997. The execution, delivery and performance of the Credit Agreement and the transactions contemplated thereby are within the scope of the corporate authority of the Company and have been duly authorized by all necessary corporate proceedings.

Signet Bank
May 27, 1997
Page 2




         2. The execution, delivery and performance of the Credit Agreement, the notes to be issued thereunder (the "Notes"), and the transactions contemplated thereby do not require the approval or consent of, or filing or registration with any governmental agency, stockholders or any other party; except that the Credit Agreement may need to be filed with the Securities and Exchange Commission as an exhibit to a report of the Company pursuant to Section 513 of the Securities Exchange Act of 1934.

         3. To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against the Company in which there is a reasonable possibility of an adverse outcome which may, in the aggregate, result in any material liability on the part of or any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company, or which question the validity of the Credit Agreement, the Notes or any action taken or to be taken in connection with the Credit Agreement.

         4. Issuance of the Notes and performance of and compliance with the provisions of the Credit Agreement and the Notes by the Company will not (i) violate any provision of the articles of incorporation or by-laws of the Company or (ii) to the best of our knowledge, violate any provision of law or (iii) to the best of our knowledge, conflict with or breach any of the provisions of or constitute a default under, or result in the creation or imposition of any encumbrance upon any property of the Company pursuant to any agreement by which the Company is bound; it being expressly understood that, insofar as the Company's compliance with financial accounting tests and restrictions contained in any such agreement is concerned, we are relying entirely upon a certificate of the Chief Financial Officer of the Company.

         5. The Credit Agreement constitutes, and each Note, when issued and delivered pursuant thereto for value received, will constitute a valid and
binding  obligation  of  the  Company   enforceable  in  accordance  with  their
respective terms (except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except as may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                Very truly yours,


                                McGuire,  Woods,  Battle  & Boothe, L.L.P.